UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008

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Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	000-49679	93-1221399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1516 E. Tropicana Avenue, Suite 245, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 451-6297
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01
Entry Into A Material Definitive Agreement.

           On September 27, 2008, the Company entered into an Exclusive License Agreement with its Canadian affiliate, Global Universal Pictures, Inc. (“Pictures’), whereby the Company granted a world-wide exclusive license to Pictures to use the work entitled “Blue Seduction” (the “Film”).  The license includes (1) the right to promote the Film throughout the world in all languages and in all distribution markets, including TV, home video, DVD and non theatrical and theatrical markets and (2) merchandise rights relating to all goods and services appearing in the Film.  The Company owns a thirty percent (30%) equity interest in Pictures.

As a condition to the license, Pictures agreed to credit the Company as the source of the original concept for the Film and Mr. Gary Rasmussen, the Company’s President, as Associate Producer.

Subject to financing of the Film, Pictures agreed to pay the Company an all inclusive one-time fee of (i) U.S. $150,000 Promissory Note due March 31, 2009 (the “Fee”) and (ii) revenue representing 50% of its “Net Receipts” from the sale of the Film rights.

Also on September 27, 2008, Pictures transferred, through an intermediary Canadian company formed for this purpose, its right to develop, produce and exploit the Film to B & J Pictures, Inc. (“Transferee”), and, on October 2, 2008, the Company agreed to subscribe to CA $150,000 of preferred shares in the share capital of Transferee as its “Producer Investment” in the Film, subject to the closing of a bank loan between National Bank of Canada and Transferee.

The original rights to the Film were acquired by the Company from Ms. Jacqueline Giroux in connection with her employment as President of Global Universal Film Group, a wholly-owned subsidiary of the Company.  Ms. Giroux will receive a fee as Producer of the Film directly from B & J Pictures.

As of October 2, 2008, National Bank of Canada agreed to fund approximately $1.1M Canadian for the production of Blue Seduction.  The bank financing was contingent upon the bank’s receipt of a Completion Bond to guarantee that the film is actually produced and delivered – so the bank can collect on certain available tax credits and advances pending.

The Completion Bond Company, Film Finances of Canada, Ltd., delivered its Bond on October 15, 2008 and in connection therewith, requested that the Company provide a guarantee for any amounts that they may lose in the transaction.  The contingent liability of the Company is difficult to determine at this time because, in essence, the completion bond company is backing up the bank loan, and the bank loan is structured as a credit facility that provides B & J Pictures with periodic draws in both U.S. and Canadian currencies.  As security for the payment of the Fee and any and all obligations to pay any amounts under the Completion Guarantee, Pictures granted to the Company a general security agreement to all of its assets.  The bank agreed to advance up to $613,000 in Canadian dollars (including an interest reserve and costs), and up to $425,000 in U.S. currency.

In addition, the Company entered into a Synchronization and Use License Agreement with B & J Pictures (the “Music Rights Agreement”) on October 22, 2008 pursuant to which the Company is to receive a license fee for providing rights to use certain musical compositions in connection with the Film.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Exclusive License Agreement with Global Universal Pictures
10.2	Amendment to License Agreement and Promissory Note
10.3	Agreement with B & J Pictures, Inc.
10.4	Music Rights Agreement dated October 22, 2008 between the Company and B & H Pictures, Inc.
99.1	Press Release dated November 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENTERTAINMENT HOLDINGS, INC.
(Registrant)

Date: December 11, 2008	By:	/s/ GARY RASMUSSEN
Gary Rasmussen
Chief Executive Officer